DEFINITIVE PROXY STATEMENT

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

FAT BRANDS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FAT Brands Inc.

9720 Wilshire Blvd., Suite 500

Beverly Hills, CA 90212

November [●], 2022

To the Stockholders of FAT Brands Inc.:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of FAT Brands Inc., a Delaware corporation (the “Company”), originally scheduled for September 20, 2022, has been rescheduled for Tuesday, December 20, 2022 at 11:00 a.m. Pacific Time, to be held at the Company’s corporate offices located at 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212, for the following purposes:

1.	To approve an amendment to our certificate of incorporation to declassify the Board of Directors and provide for the annual election of all directors (the “Declassification Amendment”).
2A.	If Proposal No. 1 (the Declassification Amendment) is approved, to elect the seven nominees for director named in the accompanying proxy statement.
2B.	If Proposal No. 1 (the Declassification Amendment) is not approved, to elect the two nominees for Class II director named in the accompanying proxy statement.
3.	To approve an amendment to the Company’s 2017 Omnibus Equity Incentive Plan to authorize additional shares for issuance under the Plan.
4.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.
5.	To approve, on a non-binding advisory basis, the frequency of future votes on the compensation of the Company’s named executive officers.
6.	To ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2022.
7.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.

The Board of Directors has fixed the close of business on November 21, 2022 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponements thereof. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, please provide your proxy by following the instructions described in the accompanying proxy statement.

Please submit your proxy by marking, dating and signing the proxy card included and returning it promptly in the envelope enclosed, or by using the other voting methods available by e-mail, fax or via the internet. If you are able to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the proxy is exercised.

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on December 20, 2022: the Proxy Statement and 2021 Annual Report on Form 10-K are available online at http://ir.fatbrands.com/financial-information/annual-reports.

By order of the Board of Directors,

Allen Z. Sussman
Secretary

FAT BRANDS INC.

9720 Wilshire Blvd., Suite 500

Beverly Hills, CA 90212

ANNUAL MEETING OF STOCKHOLDERS

December 20, 2022

PROXY STATEMENT

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

The accompanying proxy is solicited by the Board of Directors (the “Board”) of FAT Brands Inc., a Delaware corporation (“we”, “us”, “our” or the “Company”), for use at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, December 20, 2022 at 11:00 a.m. Pacific Time at the Company’s corporate offices located at 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212, and at any adjournment or postponements thereof.

This proxy statement and accompanying proxy card were first sent to our stockholders on or about November [ ● ], 2022. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us (Attention: Secretary) no later than 5:00 p.m. Pacific Time on December 19, 2022, a written notice of revocation, delivery of a duly executed proxy card bearing a later date, or by attending the Annual Meeting and voting in person.

YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE ONLINE, BY PHONE OR BY COMPLETING, SIGNING AND DATING THE PROXY CARD ENCLOSED WITH THIS PROXY STATEMENT AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Who is entitled to vote?

If you were a holder of FAT Brands Inc. Class A Common Stock or Class B Common Stock at the close of business on November 21, 2022 (the “record date”), either as a stockholder of record or as the beneficial owner of shares held in street name, you may direct a vote at the Annual Meeting. As of the record date, we had outstanding and entitled to vote [ ● ] shares of Class A Common Stock and [ ● ] shares of Class B Common Stock. Stockholders will have the right to one vote per share of Class A Common Stock and 2,000 votes per share of Class B Common Stock held as of the record date. Our Class A Common Stock and Class B Common Stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors.

What does it mean to be a stockholder of record or beneficial holder and who can vote in person at the meeting?

Stockholder of Record: Shares Registered in Your Name. If on the record date, your shares were registered directly in your name with the Company’s transfer agent, VStock Transfer, then you are a stockholder of record and you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote to ensure that your vote is counted.

Beneficial Holder: Owner of Shares Held in Street Name: If, on the record date, your shares were held in an account at a broker, bank, or other financial institution (collectively referred to as “broker”), then you are the beneficial holder of shares held in “street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial holder, you have the right to direct your broker on how to vote the shares in your account. As a beneficial holder, you are invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker giving you the legal right to vote the shares at the Annual Meeting.

What constitutes a quorum?

Our Bylaws require that a quorum – that is, the holders of a majority of the voting power of the issued and outstanding shares of our capital stock entitled to vote at the Annual Meeting – be present, in person or by proxy, before any business may be transacted at the Annual Meeting (other than adjourning the Annual Meeting to a later date to allow time to obtain additional proxies to satisfy the quorum requirement).

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How do I vote by proxy before the meeting?

Before the meeting, you may vote your shares in one of the following three ways if your shares are registered directly in your name with our transfer agent, VStock Transfer.

●	By mail by completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided.
●	By Internet at http://www.vstocktransfer.com/proxy. You may log-on using the control number printed on the proxy card. Voting will be open until 11:59 pm (ET) on December 19, 2022.
●	By electronic mail at Vote@vstocktransfer.com or facsimile at 646-536-3179. Please mark, sign and date your proxy card and send a copy via e-mail attachment or facsimile.

Please refer to the proxy card for further instructions on voting via the Internet and by telephone. Please follow the directions on your proxy card carefully.

May I vote my shares in person at the Annual Meeting?

Attendance at the Annual Meeting will be limited to stockholders or their proxy holders. If you are a proxy holder for a stockholder of record whose shares are registered in his or her name, you must provide a copy of a proxy from the stockholder of record authorizing you to vote such shares. If you are a beneficial holder who holds shares through a broker, bank or similar organization, you must provide proof of beneficial ownership as of the close of business on the record date, such as a brokerage or bank account statement, a copy of the proxy from the broker or other agent, or other similar evidence of ownership. Each attendee must also present valid photo identification, such as a driver’s license or passport. Cameras and recording devices will not be permitted at the Annual Meeting.

How can I revoke my proxy?

If you are a stockholder of record and have sent in your proxy, you may change your vote by revoking your proxy by means of any one of the following actions which, to be effective, must be taken before your proxy is voted at the Annual Meeting:

●	Sending a written notice to revoke your proxy to the Company’s Secretary at our corporate offices. To be effective, we must receive the notice of revocation before the Annual Meeting commences.
●	Transmitting a proxy by mail at a later date than your prior proxy. To be effective, the Company must receive the later dated proxy before the Annual Meeting commences. If you fail to date or to sign that later proxy, however, it will not be treated as a revocation of an earlier dated proxy.
●	Attending the Annual Meeting and voting in person or by proxy in a manner different than the instructions contained in your earlier proxy.

If you are a beneficial holder you may submit new voting instructions by contacting your broker. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the broker giving you the right to vote the shares.

What will happen if I do not vote on a proposal?

A properly executed proxy received by us prior to the Annual Meeting, and not revoked, will be voted as directed by the stockholder on that proxy. If a stockholder provides no specific direction with respect to a proposal, a properly completed proxy returned by a stockholder will be voted in accordance with the Board of Directors’ recommendations as set forth in this proxy statement. As of the date of this proxy statement, we are not aware of any matters to be voted on at the Annual Meeting other than as stated in this proxy statement and the accompanying notice of Annual Meeting. If any other matters are properly brought before the Annual Meeting, the proxy card gives discretionary authority to the persons named in it to vote the shares in their own discretion.

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What vote is required to approve each item?

Proxies marked as abstentions or withheld votes will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. If a broker indicates on its proxy that it does not have discretionary voting authority to vote shares on one or more proposals at the Annual Meeting (a “broker non-vote”), such shares will still be counted in determining whether a quorum is present. Brokers or other nominees who hold shares in “street name” for the beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or other “non-routine” proposals without specific instructions from the beneficial owner. Of the matters on the agenda for the Annual Meeting, only the ratification of the selection of our auditors is considered to be a “routine” proposal for the purposes of brokers exercising their voting discretion.

Proposal No. 1 – Amendment to Certificate of Incorporation to Declassify our Board of Directors. The affirmative vote of the holders of seventy-five percent (75%) of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required for the approval of this proposal. This proposal is considered to be a “non-routine” matter, so if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent will not have discretionary authority to vote your shares on this proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Proposals No. 2A and 2B – Election of Directors. Provided that a quorum of the stockholders is present in person or by proxy at the Annual Meeting, a plurality of the votes cast is required for the election of directors. As a result, the nominees who receive the highest number of votes cast for director will be elected. Withheld votes, abstentions and broker non-votes will have no effect on the results of the election of directors.

Proposal No. 3 – Vote to Amend 2017 Omnibus Equity Incentive Plan. The affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on this item will be required for the approval of this proposal. This proposal is considered to be a “non-routine” matter, so if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent will not have discretionary authority to vote your shares on this proposal. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the results of this proposal.

Proposal No. 4 – Non-Binding Advisory Vote on the Compensation of Named Executive Officers. The affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on this item will be required for the approval of this proposal. This proposal is considered to be a “non-routine” matter, so if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent will not have discretionary authority to vote your shares on this proposal. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the results of this proposal.

Proposal No. 5 – Non-Binding Advisory Vote on the Frequency of Future Votes on the Compensation of Named Executive Officers. The option receiving the greatest number of votes cast (one, two or three years) will be considered the frequency selected by the stockholders. This proposal is considered to be a “non-routine” matter, so if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent will not have discretionary authority to vote your shares on this proposal. Abstentions and broker non-votes will have no effect on the results of this proposal.

Proposal No. 6 – Vote for the Ratification of Selection of Independent Public Accounting Firm. The affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on this item will be required for the ratification of the selection of Baker Tilly US, LLP. This proposal is considered to be a “routine” matter, so if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent will have discretionary authority to vote your shares on this proposal. Abstentions will have the same effect as a vote against this proposal.

Other Items. For any other item of business that may be presented at the Annual Meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. Broker non-votes will have no effect on the results of such a proposal.

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Can I exercise rights of appraisal or other dissenters’ rights at the Annual Meeting?

No. Under Delaware law, holders of our voting stock are not entitled to demand appraisal of their shares or exercise similar rights of dissenters as a result of the approval of any of the proposals to be presented at the Annual Meeting.

Who is paying for this proxy solicitation?

The Company will pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited by our regular employees in person, or by mail, courier, telephone or facsimile. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

What does it mean if I receive more than one Notice of Annual Meeting?

Some stockholders may have their shares registered in different names or hold shares in different capacities. For example, a stockholder may have some shares registered in his or her name, individually, and others in his or her capacity as a custodian for minor children or as a trustee of a trust. In that event, you will receive multiple copies of this proxy statement and multiple proxy cards. If you want all of your votes to be counted, please be sure to sign, date and return all of those proxy cards.

What does it mean if multiple members of my household are stockholders but we only received one Notice of Annual Meeting or set of proxy materials in the mail?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single notice or set of proxy materials addressed to those stockholders. In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one notice or full set of proxy materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” allows us to satisfy the requirements for delivering notices or proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. Householding helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the notice or proxy materials at your address and would like to request “householding” of your communications, please contact your broker. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice of Internet Availability of Proxy Materials, you may contact us at our corporate offices at 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212, Attention: Corporate Secretary.

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PROPOSAL NO. 1

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO

DECLASSIFY OUR BOARD OF DIRECTORS AND PROVIDE FOR ANNUAL ELECTION OF

ALL DIRECTORS

Currently, our Board of Directors is divided into three classes, with directors elected to staggered three-year terms. The current terms of our director classes expire as follows: Class II director terms will expire at the 2022 Annual Meeting of Stockholders, Class III director terms will expire at the 2023 Annual Meeting of Stockholders, and Class I director terms will expire at the 2024 Annual Meeting of Stockholders.

We are asking you to approve an amendment (the “Declassification Amendment”) to our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to eliminate the present three-year, staggered terms of our directors and instead provide for the annual election of directors, with each elected director serving for a one-year term until the next year’s annual meeting, beginning with the 2022 Annual Meeting.

In connection with the Board’s review of our corporate governance practices, the Board determined that it is in the best interests of the Company and its stockholders to declassify the Board of Directors. The Board considered the advantages and disadvantages of maintaining the classified Board structure compared with providing for annual election of all directors. The Board recognized that the classified structure provides certain benefits by promoting continuity and stability in the management of the business and affairs of the Company and encouraging directors to take a longer-term perspective. Although the Board continues to believe these are important benefits, the Board has considered the fact that classified boards may be viewed as reducing the accountability of directors to stockholders, as stockholders are unable to evaluate and elect all directors on an annual basis. The Board also recognized the growing sentiment among stockholders and the investment community in favor of annual elections, and that many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and hold management accountable for implementing those policies. After carefully weighing these and other considerations, the Board has determined that it would be in the best interests of the Company and its stockholders to declassify the Board of Directors, and recommends that stockholders approve the proposed Declassification Amendment.

If Proposal No. 1 is approved at the Annual Meeting, we will file the Declassification Amendment with the Secretary of State of the State of Delaware immediately following the vote at the Annual Meeting, and such amendment will be in effect immediately upon such filing. We expect to make this filing before the vote is taken to elect directors at the Annual Meeting, so that if the Declassification Amendment is approved it will become effective when the vote is taken to elect directors, and all seven members of the Board will be standing for election at the Annual Meeting. If Proposal No. 1 is not approved, directors serving in Class III and Class I will, in accordance with the Certificate of Incorporation, remain in office until the 2023 Annual Meeting and 2024 Annual Meeting, respectively, or until such director’s earlier death, resignation or removal.

Delaware law provides that members of a classified board may be removed only for cause (unless otherwise provided in the certificate of incorporation) and that members of a board that is not classified may be removed by stockholders with or without cause. At present, because our Board of Directors is classified, our Certificate of Incorporation provides that our directors are removable only for cause. In conjunction with the declassification of our Board of Directors, the Declassification Amendment includes conforming changes to Section 5.04 of the Certificate of Incorporation providing that directors may be removed from office by the Company’s stockholders with or without cause.

The Declassification Amendment also includes an amendment to Section 5.05 of the Certificate of Incorporation (entitled “Vacancies and Newly Created Directorships”) to remove the reference to classes of directors. Following the effectiveness of the Declassification Amendment, the Board intends to amend the Company’s Bylaws to implement conforming changes to remove any reference to classes of directors.

The foregoing description of the Declassification Amendment is a summary only and is qualified by and subject to the full text of the Declassification Amendment, a copy of which is attached hereto as Appendix A.

Under Article X of our Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, is required to approve this Proposal No. 1.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE DECLASSIFICATION AMENDMENT AS DESCRIBED ABOVE.

PROPOSAL NO. 2A

ELECTION OF ALL DIRECTORS

(IF PROPOSAL NO. 1 IS APPROVED)

If our stockholders approve Proposal No. 1 at the Annual Meeting, stockholders will be asked to elect seven nominees to the Board of Directors to serve until the 2023 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. If our stockholders do not approve Proposal No. 1, this Proposal No. 2A will not be submitted to a vote of our stockholders at the Annual Meeting and instead Proposal No. 2B (Election of Class II Directors) will be submitted in its place.

The names of the seven nominees for director and their current position and office with the Company are set forth below. Detailed biographical information regarding each of these nominees is provided in this proxy statement below under the heading “The Board of Directors.” All of the nominees, with the exception of Mr. Neuhauser (our Executive Chairman) and Mr. Wiederhorn (our President and CEO), have been determined by the Board to be independent.

Director	Position with FAT Brands
Kenneth J. Anderson	Director
Lynne L. Collier	Director
Amy V. Forrestal	Director
Squire Junger	Director
James C. Neuhauser	Executive Chairman
Edward H. Rensi	Vice-Chairman / Lead Independent Director
Andrew A. Wiederhorn	President, Chief Executive Officer and Director

If a nominee is unable or unwilling to serve, the shares to be voted for such nominee that are represented by proxies will be voted for any substitute nominee designated by the Board of Directors. The Company did not receive any stockholder nominations for director. If a quorum is present at the Annual Meeting, the seven nominees receiving the highest number of votes cast, in person or by proxy, will be elected to serve. Abstentions and broker nonvotes will have no effect on the election of directors. If not otherwise specified, proxies will be voted “FOR” the nominees for director named above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2B

ELECTION OF CLASS II DIRECTORS

(IF PROPOSAL NO. 1 IS NOT APPROVED)

Our Certificate of Incorporation currently provides for a classified Board, so that the term of the existing Class II directors will expire at this year’s Annual Meeting, the terms of the Class III directors will expire at the Annual Meeting to be held in 2023, and the terms of the Class I directors will expire at the Annual Meeting to be held in 2024.

In the event Proposal No. 1 is not approved and the Board remains classified, the Board has nominated Amy V. Forrestal and Squire Junger as Class II directors to serve until the 2025 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Detailed biographical information regarding each of the nominees and the other continuing directors is provided in this proxy statement below under the heading “The Board of Directors.” Each of the nominees has been determined by the Board to be independent.

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If the Class II nominees standing for election at the Annual Meeting are elected, the individual directors will serve in the classes specified below:

Director	Class II Directors (Standing for election for term expiring at 2025 Annual Meeting of Stockholders)	Class I Directors (Term expires at 2024 Annual Meeting of Stockholders)	Class III Directors (Term expires at 2023 Annual Meeting of Stockholders)
Kenneth J. Anderson		X
Lynne L. Collier			X
Amy V. Forrestal	X
Squire Junger	X
James C. Neuhauser			X
Edward H. Rensi			X
Andrew A. Wiederhorn		X

If a nominee is unable or unwilling to serve, the shares to be voted for such nominee that are represented by proxies will be voted for any substitute nominee designated by the Board of Directors. The Company did not receive any stockholder nominations for director. If a quorum is present at the Annual Meeting, the two nominees for Class II director receiving the highest number of votes cast, in person or by proxy, will be elected to serve as Class II directors. Abstentions and broker nonvotes will have no effect on the election of directors. If not otherwise specified, proxies will be voted “FOR” each of the nominees for Class II director named above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” ELECTION OF THE CLASS II NOMINEES NAMED ABOVE.

PROPOSAL NO. 3

AMENDMENT TO 2017 OMNIBUS EQUITY INCENTIVE PLAN TO AUTHORIZE ADDITIONAL SHARES FOR ISSUANCE UNDER THE PLAN

At the Annual Meeting, the stockholders will be asked to approve an amendment (the “Share Increase Amendment”) to the Company’s 2017 Omnibus Equity Incentive Plan (the “Plan”) to increase the number of shares of Class A Common Stock currently issuable under the Plan from 4,000,000 shares to 5,000,000 shares. The Share Increase Amendment has been approved by the Company’s Board of Directors, subject to stockholder approval. The full text of the Share Increase Amendment is attached as Appendix B to this proxy statement.

The Company is seeking to increase the number of shares under the Plan to 5,000,000 shares of Class A Common Stock in order to have a sufficient number of shares (and an appropriate buffer amount) to award to individuals who newly join the Company and those who are eligible to receive equity awards as part of their ongoing compensation packages, as well as to support future awards to attract, incentivize and retain highly qualified individuals. The Plan originally provided for a maximum of 1,000,000 shares, which amount was increased to 4,000,000 shares in 2021 as the Company’s employee base has grown significantly.

The following table sets forth certain information about awards currently outstanding under the Plan:

2017 Omnibus Equity Incentive Plan	As of November 14, 2022
Total Stock Options Outstanding	2,665,936
Total Restricted Stock Awards Outstanding	460,000
Weighted-Average Exercise Price of Stock Options Outstanding	$10.51
Weighted-Average Remaining Duration of Stock Options Outstanding	8.55 years
Total shares available for grant under the Plan	874,064
Total shares of Class A Common Stock outstanding	15,309,222

The closing price of the Company’s Class A Common Stock on [ ● ], 2022 was $[ ● ] per share. The ratification and approval of the Share Increase Amendment is not anticipated to have any effect on the benefits to be received by the Company’s employees and officers under the Plan.

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Vote Required for Approval and Recommendation of the Board of Directors

The Share Increase Amendment requires the approval of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on this proposal at the Annual Meeting, provided that a quorum is established. If the stockholders do not approve the Share Increase Amendment, the Company will continue to operate the Plan under its current provisions, but will be limited in its ability to make future grants and incentives under the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE COMPANY’S 2017 OMNIBUS EQUITY INCENTIVE PLAN AS DESCRIBED ABOVE.

Summary of Material Features of the Plan

The 2017 Omnibus Equity Incentive Plan (the “Plan”) is a comprehensive incentive compensation plan under which we can grant equity-based and other incentive awards to officers, employees and non-employee directors of, and consultants and advisers to, the Company and its subsidiaries (each, a “participant”). The purpose of the Plan is to help us attract, motivate and retain such persons and ensure that their compensation incentives are aligned with stock price appreciation.

Administration. The Plan is administered by the Compensation Committee of the Board of Directors (the “Plan Committee”), consisting of persons who are each (i) “Outside Directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) “independent” for purposes of the director independence standards of NASDAQ.

Grant of Awards; Shares Available for Awards.

The Plan provides for the grant of awards which are incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), unrestricted shares, restricted shares, restricted stock units, performance stock, performance units, stock appreciation rights (“SARs”), tandem stock appreciation rights, distribution equivalent rights, or any combination of the foregoing, although only employees are eligible to receive ISOs. We have reserved a total of 4,000,000 shares of Class A Common Stock for issuance as or under awards to be made under the Plan. To the extent that an award (or portion of an award) lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any shares subject to such award shall be deemed not to have been issued for purposes of determining the maximum aggregate shares which may be issued under the Plan and shall again be available for the grant of a new award. However, shares that have actually been issued under the Plan, shares not issued or delivered as a result of the net settlement of an SAR or option, shares used to pay the exercise price or withholding taxes related to an award, and shares repurchased on the open market with the proceeds from the exercise of any option, will not be available for future issuance under the Plan.

The number of shares for which awards which are options or SARs may be granted to a participant under the Plan during any calendar year is limited to 50,000 shares. For purposes of qualifying awards as “performance-based” compensation under Code Section 162(m), the maximum amount of cash compensation that may be paid to any person under the Plan in any single calendar year is $1,000,000. Such amount would act as a limit on cash payments made under Performance Unit Awards or Performance Stock Awards, but would not apply to other types of awards, such as Restricted Stock Unit Awards or Options.

Stock Options. The term of each stock option will be as specified in the option agreement; provided, however, that except for stock options which are ISOs, granted to an employee who owns or is deemed to own (by reason of the attribution rules applicable under Code Section 424(d)) more than 10% of the total combined voting power of all classes of shares of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code (a “ten percent stockholder”), no option shall be exercisable after the expiration of ten (10) years from the date of its grant (five (5) years for an employee who is a ten percent stockholder). The price at which a share may be purchased upon exercise of a stock option shall be determined by the Plan Committee; provided, however, that such option price (i) shall not be less than the fair market value of a share on the date such stock option is granted, and (ii) shall be subject to adjustment as provided in the Plan. In addition, the Plan provides that an option agreement may allow the underlying stock option to be settled by the delivery of cash rather than shares, with a cash amount equal to the value of shares that would be deliverable to a participant under the “cashless exercise” procedure described in Section 7.4 of the Plan. The decision to deliver cash rather than shares will be made in the sole discretion of the Plan Committee.

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The Plan also prohibits the Plan Committee from “re-pricing” outstanding stock options (reducing the exercise price of an outstanding option or granting a new award or payment in substitution for or upon cancellation of options previously granted) without advance approval of the Company’s stockholders or as a result of a change of control, recapitalization or reorganization as provided in the Plan.

Unrestricted Stock Awards. Pursuant to the terms of the applicable unrestricted stock award agreement, an unrestricted stock award is the award or sale of shares to employees, non-employee directors or non-employee consultants, which are not subject to transfer restrictions in consideration for past services rendered to the Company or for other valid consideration.

Restricted Stock Awards. A restricted stock award is a grant or sale of shares to the holder, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Committee or the Board of Directors may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such instalments or otherwise, as the Plan Committee or the Board of Directors may determine at the date of grant or purchase or thereafter.

Restricted Stock Unit Awards. A restricted stock unit award provides for a grant of shares or a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder. The Plan Committee will set forth in the applicable restricted stock unit award agreement the individual service-based vesting requirements which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the holder. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a restricted stock unit will be entitled to receive a cash payment equal to the fair market value of a share, or one (1) share, as determined in the sole discretion of the Plan Committee and as set forth in the restricted stock unit award agreement, for each restricted stock unit subject to such restricted stock unit award, if and to the extent the holder satisfies the applicable vesting requirements.

Performance Stock Awards. A performance stock award provides for the distribution of shares (or cash equal to the fair market value of shares) to the holder upon the satisfaction of predetermined individual and/or FAT Brands goals or objectives. The Plan Committee will set forth in the applicable performance stock award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or the Company would be required to satisfy before the holder would become entitled to the receipt of shares (or cash equal to the fair market value of shares) pursuant to such holder’s performance stock award and the number of shares of shares subject to such performance stock award.

Performance Unit Awards. A performance unit award provides for a cash payment to be made to the holder upon the satisfaction of predetermined individual and/or Company (or affiliate) performance goals or objectives based on selected performance criteria, based on the number of units awarded to the holder. The Plan Committee will set forth in the applicable performance unit award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or the Company would be required to satisfy before the holder would become entitled to payment, the number of units awarded to the holder and the dollar value assigned to each such unit. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance unit will be entitled to receive a cash payment equal to the dollar value assigned to such unit under the applicable performance unit award agreement if the holder and/or the Company satisfies (or partially satisfies, if applicable under the applicable performance unit award agreement) the performance goals and objectives set forth in such performance unit award agreement.

Stock Appreciation Rights. An SAR provides the participant to whom it is granted the right to receive, upon its exercise, cash or shares equal to the excess of (A) the fair market value of the number of shares subject to the SAR on the date of exercise, over (B) the product of the number of shares subject to the SAR multiplied by the base value for the SAR, as determined by the Plan Committee or the Board of Directors. The Plan Committee will set forth in the applicable SAR award agreement the terms and conditions of the SAR, including the base value for the SAR (which shall not be less than the fair market value of an share on the date of grant), the number of shares subject to the SAR and the period during which the SAR may be exercised and any other special rules and/or requirements which the Plan Committee imposes on the SAR. No SAR will be exercisable after the expiration of ten (10) years from the date of grant. A tandem SAR is a SAR granted in connection with a related option, the exercise of some or all of which results in termination of the entitlement to purchase some or all of the shares under the related option. If the Plan Committee grants a SAR which is intended to be a tandem SAR, the tandem SAR will be granted at the same time as the related option and additional restrictions apply.

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Distribution Equivalent Rights. A distribution equivalent right entitles the holder to receive bookkeeping credits, cash payments and/or share distributions equal in amount to the distributions that would be made to the holder had the holder held a specified number of shares during the period the holder held the distribution equivalent rights. The Plan Committee will set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional shares or is to be entitled to choose among such alternatives.

Recapitalization or Reorganization. Subject to certain restrictions, the Plan provides for the adjustment of shares underlying awards previously granted if, and whenever, prior to the expiration or distribution to the holder of shares underlying an award theretofore granted, the Company shall effect a subdivision or consolidation of our shares or the payment of a stock dividend on shares without receipt of consideration by the Company.

Change of Control. The Plan provides that the Committee may, in its discretion, in connection with a Change of Control event (as defined in the Plan) provide for the acceleration of any time periods, or the waiver of any other conditions, relating to the vesting, exercise, payment or distribution of an Award so that any Award to a person whose employment has been terminated as a result of a Change of Control may be vested, exercised, paid or distributed in full on or before a date fixed by the Committee, or provide for the purchase of Awards from an employee whose employment has been terminated as a result of a Change of Control.

Amendment and Termination. The Plan will continue in effect, unless sooner terminated pursuant to its terms, until the tenth anniversary of the date on which it was originally adopted by the Board of Directors (except as to awards outstanding on that date). The Board of Directors may terminate the Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the Plan’s termination shall not materially and adversely impair the rights of a holder with respect to any award theretofore granted without the consent of the holder. The Board of Directors will have the right to alter or amend the Plan or any part thereof from time to time; provided, however, that without the majority vote of our stockholders, no amendment or modification of the Plan may (i) materially increase the benefits accruing to holders, (ii) except as otherwise expressly provided in the Plan, materially increase the number of shares subject to the Plan or the individual award agreements, (iii) materially modify the requirements for participation, or (iv) amend, modify or suspend certain re-pricing prohibitions or amendment and termination provisions as specified in the Plan.

Certain U.S. Federal Income Tax Consequences of the Plan

The following is a general summary of certain U.S. federal income tax consequences under current tax law to the Company (to the extent it is subject to U.S. federal income taxation on its net income) and to participants in the Plan who are individual citizens or residents of the United States for federal income tax purposes (“U.S. Participants”) of stock options which are ISOs, or stock options which are NQSOs, unrestricted stock, restricted stock, restricted stock units, performance stock, performance units, SARs, and dividend equivalent rights. This summary does not purport to cover all of the special rules that may apply, including special rules relating to limitations on our ability to deduct certain compensation, special rules relating to deferred compensation, golden parachutes, U.S. Participants subject to Section 16(b) of the Exchange Act or the exercise of a stock option with previously-acquired shares. This summary assumes that U.S. Participants will hold their shares as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address the foreign, state or local or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the Plan, or shares issued pursuant thereto. Participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the Plan or shares issued thereunder pursuant to the Plan.

A U.S. Participant generally does not recognize taxable income upon the grant of a NQSO if structured to be exempt from or comply with Code Section 409A. Upon the exercise of a NQSO, the U.S. Participant generally recognizes ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company generally will be entitled to a deduction for such amount at that time. If the U.S. Participant later sells shares acquired pursuant to the exercise of a NQSO, the U.S. Participant recognizes a long-term or short-term capital gain or loss, depending on the period for which the shares were held. A long- term capital gain is generally subject to more favorable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations.

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A U.S. Participant generally does not recognize taxable income upon the grant or, except for purposes of the U.S. alternative minimum tax (“AMT”) the exercise, of an ISO. For purposes of the AMT, which is payable to the extent it exceeds the U.S. Participant’s regular income tax, upon the exercise of an ISO, the excess of the fair market value of the shares subject to the ISO over the exercise price is a preference item for AMT purposes. If the U.S. Participant disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the U.S. Participant, the U.S. Participant generally recognizes a long-term capital gain or loss, and the Company will not be entitled to a deduction. However, if the U.S. Participant disposes of such shares prior to the end of either of the required holding periods, the U.S. Participant will have ordinary compensation income equal to the excess (if any) of the fair market value of such shares on the date of exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares, and the Company generally will be entitled to deduct such amount.

A U.S. Participant generally does not recognize income upon the grant of a SAR. The U.S. Participant recognizes ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares, and the Company generally will be entitled to a deduction for such amount.

A U.S. Participant generally does not recognize income on the receipt of a performance stock award, performance unit award, restricted stock unit award, unrestricted stock award or dividend equivalent rights award until a cash payment or a distribution of shares is received thereunder. At such time, the U.S. Participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the shares or the amount of cash received over any amount paid therefor, and the Company generally will be entitled to deduct such amount at such time.

A U.S. Participant who receives a restricted stock award generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such shares at the time the restriction lapses over any amount paid for the shares. Alternatively, the U.S. Participant may make an election under Section 83(b) of the Code to be taxed on the fair market value of such shares at the time of grant. The Company generally will be entitled to a deduction at the same time and in the same amount as the income that is required to be included by the U.S. Participant.

PROPOSAL NO. 4

ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement as a whole.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining future executive compensation. The Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any additional actions are necessary.

Stockholders are urged to read the Summary Compensation Table and other related compensation tables and narrative under the heading “Executive Compensation” below, which provide specific information on the compensation of the named executive officers. The Compensation Committee and Board of Directors believe that the Company’s policies and procedures are effective in achieving our goals, and that the compensation of the named executive officers reported in this proxy statement reflects and supports these compensation policies and procedures.

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Based on the above, the Company is asking stockholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the stockholders of FAT Brands Inc. approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Summary Compensation Table and the related compensation tables, notes and narrative in the proxy statement for the Company’s Annual Meeting.”

The affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on this item will be required for the approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 5

ADVISORY VOTE ON THE FREQUENCY OF

FUTURE VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, we are asking stockholders to vote on whether future non-binding advisory votes on executive compensation (such as Proposal No. 4 in this proxy statement) should occur every one year, every two years or every three years. This is the first year that the non-binding advisory vote on executive compensation (Proposal No. 4) is being held. After careful consideration, our Board of Directors has determined that a vote on executive compensation that occurs annually is the most appropriate alternative for the Company, and therefore recommends that you vote for a one-year interval for future non-binding votes on executive compensation.

In formulating its recommendation, our Board of Directors considered that since compensation decisions are made annually, an annual advisory vote on executive compensation will allow stockholders to provide more frequent and direct input on our compensation philosophy, policies and practices. An annual approach provides regular input by stockholders, while allowing time to evaluate the effects of our compensation program on performance over a longer period. However, we understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below:

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and other related disclosure.”

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, this vote is advisory and is not binding on the Company, the Compensation Committee or our Board of Directors. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “ONE YEAR” AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 6

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

A resolution will be presented at the Annual Meeting to ratify the appointment by our Audit Committee of Baker Tilly US, LLP as our independent registered public accounting firm to examine our financial statements for the fiscal year ending December 25, 2022, and to perform other appropriate accounting services.

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THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BAKER TILLY US, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 25, 2022.

The Audit Committee of the Board of Directors originally engaged Baker Tilly US, LLP (“Baker Tilly”) as our independent registered public accounting firm in November 2020, replacing Squar Milner LLP (“Squar Milner”), whose audit practice was combined with Baker Tilly. Squar Milner was previously engaged as our independent registered public accounting firm since June 2019.

Prior to engaging Baker Tilly, the Company did not consult with such firm regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinion that might be rendered by such firm on the Company’s financial statements, and such firm did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue. The reports of Baker Tilly on the Company’s financial statements for the 2021 and 2020 fiscal years did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the year fiscal ended December 27, 2020, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Squar Milner on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Squar Milner would have caused it to make reference to such disagreement in its reports.

The Audit Committee reviews the independence of our independent registered public accounting firm on an annual basis and has determined that Baker Tilly US, LLP is independent. In addition, the Audit Committee pre-approves all work and fees that are performed by our independent registered public accounting firm.

Representatives of Baker Tilly are expected to attend the Annual Meeting or be available by telephone conference to respond to appropriate questions and will have the opportunity to make a statement, if desired.

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item will be required to ratify the appointment of Baker Tilly. The Board of Directors recommends a vote “FOR” the ratification of its appointment of Baker Tilly as our independent registered public accounting firm. If not otherwise specified, validly executed proxies will be voted “FOR” this proposal.

Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of Baker Tilly to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent registered public accounting firm for our Company.

Audit Fees. Baker Tilly US, LLP, Los Angeles, California, has served as our independent registered public accounting firm for the fiscal years ending December 26, 2021 and December 27, 2020. The aggregate accounting fees for these fiscal are as follows (dollars in thousands):

	December 26, 2021	December 27, 2020
Audit fees	$1,128	$329
Audit related fees	$418	$45
Tax fees	$–	$–
All other fees	$–	$–

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THE BOARD OF DIRECTORS

Name	Age	Business Experience	Director Since
Kenneth J. Anderson	68	Mr. Anderson has served on our Board of Directors since October 2021, and was a director of our former parent company, Fog Cutter Capital Group Inc., until December 2020. Mr. Anderson has more than 35 years of experience in advising families, corporate executives and business owners, providing financial strategies related to taxes, estate planning, investments, insurance and philanthropy. Mr. Anderson currently serves as the CEO of the investment firm, Cedar Tree Capital, where he provides strategic planning to a high net-worth family group with a focus on public equities and alternative investments. Prior to Cedar Tree Capital, Mr. Anderson was a founder and client service director at a leading independent wealth management firm, Aspiriant, where he also was a member of the Board of Directors. Mr. Anderson was a client service director at myCFO until its sale in 2002 and prior to that a Tax Partner at Arthur Andersen LLP for 20 years. In addition to his decades of professional experience, Mr. Anderson is a certified public accountant and licensed attorney. Mr. Anderson was selected to our Board of Directors because he brings substantial expertise in financial and strategic planning, complex financial transactions, public accounting, tax planning and leadership of complex organizations.	2021

Lynne L. Collier	55	Ms. Collier is an experienced capital markets professional, with nearly 30 years of experience in public capital markets and a focus on the restaurant industry. Most recently, Ms. Collier served as a Managing Director in the Investor Relations Division of ICR Inc. Prior to that, Ms. Collier had a 25-year career in equity research as a sell-side Consumer Analyst, including for Loop Capital, Canaccord Genuity and Sterne Agee. Ms. Collier received a bachelor’s degree in finance from Baylor University and an M.B.A. in finance from Texas Christian University. Ms. Collier was selected to our Board of Directors because she brings substantial expertise in the capital markets industry and investor relations, particularly for companies in the restaurant and hospitality industries.	2022

Amy V. Forrestal	57	Ms. Forrestal is a seasoned executive and investment banker for companies in the restaurant and franchising industries. Ms. Forrestal serves as Managing Director of Brookwood Associates, an investment banking firm based in Atlanta, GA. Ms. Forrestal established Brookwood’s Restaurant and Hospitality Group, and spearheaded noteworthy deals for brands such as Beef O’ Brady’s, Fuddruckers, Rita’s Italian Ice, Quiznos, Zoes Kitchen and The Habit Burger Grill. Prior to joining Brookwood, Ms. Forrestal was a Managing Director in Banc of America Securities’ Mergers and Acquisitions group. Over her 15 years at Banc of America Securities and its predecessor organizations, including NationsBanc Montgomery Securities, Ms. Forrestal advised senior management teams, boards of directors and business owners in a variety of strategic and financial transactions, including acquisitions, leveraged buyouts, exclusive sales, divestitures, ESOPs, public equity and debt offerings and private equity and debt placements. Ms. Forrestal received a Bachelor of Arts degree in math and economics from Duke University. Ms. Forrestal was selected to our Board of Directors because she brings substantial expertise in financial and strategic planning, investment banking, complex financial transactions and mergers and acquisitions, particularly for companies in the restaurant and franchising industries.	2021

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Squire Junger	72	Mr. Junger is a co-founder and a managing member of Insight Consulting LLC, a management consulting firm based in the Los Angeles area, providing advice in mergers and acquisitions, corporate divestitures, business integration diagnostics, real estate investment, acquisition, development and construction and litigation support services. Prior to co-founding Insight in 2003 he was a partner at Arthur Andersen LLP, which he joined in 1972. Mr. Junger co-developed and managed the west coast Transaction Advisory Services practice at Andersen, providing comprehensive merger and acquisition consulting services to both financial and strategic buyers and sellers. Mr. Junger is a certified public accountant in California and received Bachelor of Science and M.B.A. degrees from Cornell University. Mr. Junger was selected to our Board of Directors because he brings substantial expertise in financial and strategic planning, public accounting, mergers and acquisitions, and leadership of complex organizations.	2017

James C. Neuhauser	63	Mr. Neuhauser has served on our Board of Directors since our inception in March 2017, and became Executive Chairman of the Board in July 2022. He previously served as a Senior Managing Director in the Private Capital Markets Group of Stifel Nicolas & Company from May 2017 until July 2022. Mr. Neuhauser also serves as a managing member of Turtlerock Capital, LLC, a private company that finances and invests in real estate development projects. Mr. Neuhauser previously held senior positions at FBR & Co. over 24 years, including Chief Investment Officer, Head of Investment Banking, Head of the Commitment Committee and a member of the firm’s Executive Committee. Prior to joining FBR, Mr. Neuhauser was a Senior Vice President of Trident Financial Corporation for seven years, where he specialized in managing stock offerings for mutual to stock conversions of thrift institutions. Before joining Trident, he worked in commercial banking with The Bank of New England. Mr. Neuhauser is a CFA charter holder and a member of the Society of Financial Analysts. He received a Bachelor of Arts degree from Brown University and an M.B.A. degree from the University of Michigan. Mr. Neuhauser was selected to our Board of Directors because he brings substantial expertise in financial and strategic planning, investment banking, complex financial transactions, mergers and acquisitions, and leadership of complex organizations.	2017

Edward H. Rensi	78	Mr. Rensi has served on our Board of Directors since our inception in March 2017, and became Chairman of the Board in October 2017. In July 2022, Mr. Rensi transitioned to the role of Vice-Chairman of the Board and Lead Independent Director. Mr. Rensi is the retired president and chief executive officer of McDonald’s USA. Prior to his retirement in 1997, Mr. Rensi devoted his entire professional career to McDonald’s, joining the company in 1966 as a “grill man” and part-time manager trainee in Columbus, Ohio. Mr. Rensi became president and chief operating office of McDonald’s USA in 1984, and was named chief executive officer in 1991, overseeing all domestic company-owned and franchisee operations, in addition to providing direction relative to sales, profits, operations and service standards, customer satisfaction, product development, personnel, and training. During his 13-year term as president, McDonald’s U.S. sales doubled to more than $16 billion, the number of U.S. restaurants grew from nearly 6,600 to more than 12,000, and the number of U.S. franchisees grew from 1,600 to more than 2,700. Since his retirement, Mr. Rensi has held consulting positions. From January 2014 to July 2015, Mr. Rensi served as director and interim CEO of Famous Dave’s of America, Inc. Mr. Rensi received his B.S. in Business Education from Ohio State University in Columbus, Ohio. Mr. Rensi was selected to our Board of Directors because of his long career in hospitality and restaurant franchising, and because he possesses particular knowledge and experience in strategic planning and leadership of complex organizations and hospitality businesses.	2017

Andrew A. Wiederhorn	56	Mr. Wiederhorn has served as the President and Chief Executive Officer of FAT Brands and our principal operating subsidiaries since our inception in March 2017. He also served as the Chairman and Chief Executive Officer of our former parent company, Fog Cutter Capital Group Inc., since its formation in 1997. Mr. Wiederhorn previously founded and served as the Chairman and Chief Executive Officer of Wilshire Financial Services Group Inc. and Wilshire Credit Corporation. Mr. Wiederhorn received his B.S. degree in Business Administration from the University of Southern California in 1987, with an emphasis in Finance and Entrepreneurship. He previously served on the Board of Directors of Fabricated Metals, Inc., The Boy Scouts of America Cascade Pacific Council, The Boys and Girls Aid Society of Oregon, University of Southern California Associates, Citizens Crime Commission of Oregon, and Economic Development Council for the City of Beverly Hills Chamber of Commerce. Mr. Wiederhorn was also featured as the Fatburger CEO on the CBS television program “Undercover Boss” in 2013. Mr. Wiederhorn was selected to our Board of Directors because of his experience and history in the founding and growth of our Company, his long career in hospitality, and his knowledge and experience in strategic planning and leadership of complex organizations, particularly in the restaurant and hospitality industries.	2017

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CORPORATE GOVERNANCE

Board Composition and Leadership Structure

From the inception of our Company in 2017 until July 2022, Edward Rensi served as the independent Chairman of our Board of Directors. In July 2022, James Neuhauser, who served as an independent director since our inception, was appointed Executive Chairman of the Board and Mr. Rensi became Vice-Chairman and Lead Independent Director. Our founder, Andrew Wiederhorn, continues to serve as President and Chief Executive Officer of the Company and a member of the Board of Directors. The Board believes that the Company and its stockholders are best served by this leadership structure because it is valuable to have the breadth of experience and depth of knowledge of our Chief Executive Officer and Executive Chair, balanced by the significant role of our Lead Independent Director in overseeing management and leading meetings of our independent directors.

Board’s Role in Risk Oversight

Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. The Board meets with our Chief Executive Officer and other members of senior management at Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of major financial risk exposures, internal control over financial reporting, disclosure controls and procedures, legal and regulatory compliance. The Compensation Committee assists the Board in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.

Director Independence

The Board has determined that each of the current directors and nominees, except Messrs. Neuhauser and Wiederhorn, is independent within the meaning of the applicable rules and regulations of the SEC and the director independence standards of The Nasdaq Stock Market LLC (“NASDAQ”), as currently in effect. Furthermore, the Board has determined that the current members of each Board committee is “independent” under the applicable rules and regulations of the SEC and the director independence standards of NASDAQ applicable to each such committee, as currently in effect.

Code of Ethics

We have adopted a written code of business ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code under the Corporate Governance section of our website at https://ir.fatbrands.com. In addition, we intend to post on our website all disclosures that are required by law or the NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code.

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Anti-Hedging Policy and Trading Restrictions

The Company’s Insider Trading Policy restricts certain transactions in our securities and prohibits our directors, executive officers and certain other key employees (and their respective family and household members) from purchasing or selling any type of security while aware of material non-public information about the Company or from providing such material non-public information to any person who may trade while aware of such information. Trading by our officers and directors, as well as other employees who may be expected in the ordinary course of performing their duties to have access to material non-public information, is restricted to certain quarterly trading windows. While we do not have a policy that specifically prohibits hedging the economic risk of stock ownership in our stock, we discourage our officers, directors and employees from entering into certain types of hedges with respect to our securities. Our Insider Trading Policy also prohibits short-sales and similar transactions and margining of Company stock.

Communications with the Board

Correspondence from our stockholders to the Board of Directors or any individual directors or officers should be sent to our Secretary. Correspondence addressed to either the Board of Directors as a body, or to all of the directors in their entirety, will be sent to the Chairman of the Nominating and Corporate Governance Committee. Our Secretary will regularly provide to the Board of Directors a summary of all such stockholder correspondence that the Secretary receives on behalf of the Board of Directors. The Board of Directors has approved this process for stockholders to send communications to the Board.

Board Meetings

During fiscal 2021, our Board of Directors held 44 meetings. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he or she serves. Each Board member is expected to attend our annual meetings of stockholders, either in person or telephonically. Due to the COVID-19 pandemic, one Board member attended our 2021 annual meeting in person and the others attended telephonically.

Board Committees

To assist it in carrying out its duties, the Board of Directors has delegated certain authority to an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table sets forth the members of each Board committee as of December 26, 2021 and the number of meetings held by the Board and committees during our fiscal year ended December 26, 2021:

As of December 26, 2021
Director	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Edward H. Rensi	Chair		Chair	Chair
James C. Neuhauser	X	Chair	X
Kenneth J. Anderson	X	X	X	X
Amy V. Forrestal	X	X		X
Squire Junger	X	X
Andrew A. Wiederhorn	X
Meetings in 2021:	44	4	3	2

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In July 2022, James Neuhauser was appointed Executive Chairman of the Board, and Lynne Collier joined the Board as a new independent director. These appointments resulted in a change in the composition of the committees of the Board effective as of July 26, 2022. The following table sets forth the current members of each Board committee as of the record date:

As of November 21, 2022
Director	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Edward H. Rensi	Vice-Chairman / Lead Independent Director		Chair	Chair
James C. Neuhauser	Executive Chairman
Kenneth J. Anderson	X	Chair	X
Lynne L. Collier	X	X	X
Amy V. Forrestal	X	X		X
Squire Junger	X	X		X
Andrew A. Wiederhorn	X

The primary functions of each committee of the Board are described below:

Audit Committee

The Audit Committee is responsible for, among other matters:

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
●	discussing with our independent registered public accounting firm their independence from management;
●	reviewing with our independent registered public accounting firm the scope and results of their audit;
●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our Board of Directors has determined that each member of the Audit Committee meets the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 and NASDAQ rules. In addition, our Board of Directors has determined that each of Mr. Anderson and Mr. Junger qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

The Board of Directors adopted a charter for the Audit Committee on October 19, 2017. A copy of the Audit Committee charter is available in the Corporate Governance section of our website at https://ir.fatbrands.com. The Audit Committee reviews and reassesses the adequacy of the charter on an annual basis.

Audit Committee Report

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 26, 2021. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

Management is responsible for our internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with Public Company Accounting Oversight Board standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, including the effectiveness of the design and operation of our disclosure controls and procedures and our internal controls.

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The Audit Committee has reviewed and discussed our audited financial statements with management. The Audit Committee is satisfied that the internal control system is adequate and that we employ appropriate accounting and reporting procedures.

The Audit Committee has also discussed with our independent registered public accounting firm, Baker Tilly US, LLP, matters relating to their judgments about the quality, as well as the acceptability, of our accounting principles as applied in its financial reporting as required to be discussed by PCAOB Auditing Standard No. 16, “Communications with Audit Committees”. In addition, the Audit Committee has discussed with our accounting firm their independence from management and us, as well as the matters in the written disclosures received from the independent registered public accounting firm as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 26, 2021 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE:

Kenneth J. Anderson
Lynne L. Collier
Amy V. Forrestal
Squire Junger

Compensation Committee

The Compensation Committee is responsible for assisting our Board of Directors in discharging its responsibilities relating to the compensation of our Chief Executive Officer, other executive officers and outside directors, as well as administering stock incentive plans. During the fiscal year ended December 26, 2021, there were no employee directors on the Compensation Committee and no Compensation Committee interlocks.

The Compensation Committee is responsible for the following, among other matters, as required from time to time:

●	reviewing and recommending to our Board of Directors the compensation of our Chief Executive Officer and other executive officers and the outside directors;
●	conducting a performance review of our Chief Executive Officer;
●	administering the Company’s incentive-compensation plans and equity-based plans as in effect or as adopted from time to time by the Board of Directors;
●	approving any new equity compensation plan or material change to an existing plan where stockholder approval has not been obtained;
●	reviewing our compensation policies; and
●	if required, preparing the report of the Compensation Committee for inclusion in our annual proxy statement.

The Board of Directors has adopted a charter for the Compensation Committee on October 19, 2017. A copy of the Compensation Committee charter is available in the Corporate Governance section of our website at https://ir.fatbrands.com. The Compensation Committee reviews and reassesses the adequacy of the charter on an annual basis.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for the following, among other matters, as required from time to time:

●	identify qualified individuals to serve as members of the Company’s Board of Directors;
●	review the qualifications and performance of incumbent directors;
●	review and consider candidates who may be suggested by any director or executive officer or by any stockholder of the Company; and
●	review considerations relating to board composition, including size of the board, term, and the criteria for membership on the board.

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The Board of Directors has adopted a charter for the Nominating and Corporate Governance Committee on October 19, 2017. A copy of the Compensation Committee charter is available in the Corporate Governance section of our website at https://ir.fatbrands.com. The Nominating and Corporate Governance Committee reviews and reassesses the adequacy of the charter on an annual basis.

Board Diversity

Pursuant to NASDAQ’s rules on board diversity disclosure, below is information about the diversity of the Board of Directors as of the record date:

Board Diversity Matrix (as of November 21, 2022)

Total Number of Directors	7
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	5	–	–
Part II: Demographic Background
African American or Black	–	–	–	–
Alaskan Native or American Indian	–	–	–	–
Asian	–	–	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	2	5	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–
Did Not Disclose Demographic Background	–

EXECUTIVE OFFICERS

Below is a list of the names and ages, as of the record date, of our executive officers and a description of the business experience of each of them.

Name	Age	Position
Andrew A. Wiederhorn	56	President and Chief Executive Officer, Director
Kenneth J. Kuick	53	Chief Financial Officer
Thayer D. Wiederhorn	34	Chief Operating Officer
Taylor A. Wiederhorn	34	Chief Development Officer
Robert G. Rosen	56	Executive Vice President of Capital Markets
Allen Z. Sussman	58	Executive Vice President and General Counsel, Secretary
Ron Roe	45	Senior Vice President of Finance

For the biography of Andrew A. Wiederhorn, please see “Proposal No. 2 – Election of Directors” above.

Kenneth J. Kuick has served as the Chief Financial Officer since May 31, 2021. Prior to joining the Company, Mr. Kuick served as Chief Financial Officer of Noodles & Company, a national fast-casual restaurant concept, from November 2018 to August 2020, where he was responsible for leading the Company’s finance, accounting and supply chain operations. Prior to that, Mr. Kuick served as Chief Accounting Officer of VICI Properties Inc., a real estate investment trust specializing in casino properties, from October 2017 to August 2018, where he was responsible for accounting, consolidated financial operations, capital markets transactions, treasury, internal audit, tax and external reporting. Prior to that, Mr. Kuick served as Chief Accounting Officer of Caesars Entertainment Operating Company, a subsidiary of Caesars Entertainment Corporation, and as Vice President, Assistant Controller for Caesars Entertainment Corporation. Mr. Kuick is a Certified Public Accountant and earned his Bachelor of Science degree in Accounting and Business Systems from Taylor University.

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Thayer Wiederhorn has served as the Chief Operating Officer since November 2021 where he is responsible for day-to-day business operations and providing leadership to management to ensure short-term and long-term business strategies are implemented and executed and that the organization’s capabilities are optimized. Prior to that, Mr. Wiederhorn served as Chief Marketing Officer since March 2017 where he oversaw global branding and marketing for over 2,000 franchise-owned restaurants. Mr. Wiederhorn served as Vice President - Marketing of Fatburger North America Inc. and Buffalo’s Franchise Concepts Inc. From June 2012 through March 2017 and as Director of Marketing of Fatburger North America Inc. from July 2011 through June 2012. Additionally, he served as Marketing Coordinator from April 2011 through June 2011 and Brand Development Agent from October 2010 through April 2011. Mr. Wiederhorn started his career working in Fatburger restaurants and food-trucks. Mr. Wiederhorn received his Bachelor of Science degree in Business Administration, with an emphasis in Finance Business Economics, from the University of Southern California.

Taylor Wiederhorn has served as the Chief Development Officer since October 2017. Previously, Mr. Wiederhorn served as Vice President - Franchise Marketing and Development for Fatburger North America from December 2011 until October 2017. Mr. Wiederhorn graduated from the USC Marshall School of Business with a Bachelor of Science degree in Business Administration with a concentration in corporate Finance.

Robert G. Rosen has served as the Executive Vice President of Capital Markets since April 2021. Prior to joining the company, he had been the Managing Member of Kodiak Financial Group LLC since 2004. Kodiak invests in credit classes of ABS and MBS securities, purchases individual real estate loans and portfolios, purchases and manages real estate developments and invests in private equity transactions as well as venture capital transactions. Mr. Rosen began his career in commercial banking, focusing on direct lending for Fleet Bank (then Fleet Norstar Bank) in Albany NY after completing their extensive management training program. This was followed in 1990 by a career on Wall Street, working for Bankers Trust (now Deutsche Bank) and Kidder Peabody in structured finance and investment banking focusing primarily on credit derivatives including securitizations, asset-based lending as well as financing and banking commercial banks and other originators of securitizable assets. After Kidder, Mr. Rosen joined Black Diamond Advisors and Black Diamond Securities (and ultimately Black Diamond Capital Management). He served as a Director and FINOP of the Black Diamond entities, with a continued focus on structured finance transactions and credit as well as portfolio management (banking, sales and trading) and servicing. Mr. Rosen continued his career at Bank of Tokyo Mitsubishi and several buy side firms. He continues to be a long-term consultant to Black Diamond Capital Management and serves on multiple advisory boards and committees of Black Diamond. Mr. Rosen holds an MBA and a BA degree from Union College in Managerial Economics.

Allen Z. Sussman has served as the General Counsel and Executive Vice President for Corporate Development since March 2021. Prior to that time, Mr. Sussman was a partner at the law firm of Loeb & Loeb LLP in Los Angeles, California, specializing in corporate and securities law, and served as the primary outside corporate and securities counsel of FAT Brands. Prior to private practice, in the early 1990s Mr. Sussman served as an attorney with the Division of Enforcement of the U.S. Securities and Exchange Commission in Washington, DC. Mr. Sussman holds a B.S. degree in Industrial and Labor Relations from Cornell University and a J.D. degree from Boston University School of Law.

Ron Roe currently serves as the Senior Vice President of Finance. Prior to August 16, 2018, Mr. Roe served as the Chief Financial Officer since 2009 and served as the Vice President of Finance from 2007 to 2009. Prior to 2007, Mr. Roe was an acquisitions associate for Fog Cutter Capital Group Inc. He began his career as an investment banking analyst with Piper Jaffray. Mr. Roe attended UC Berkeley, where he earned a Bachelor of Arts degree in Economics.

Delinquent Section 16(a) Reports

Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to us for the year ended December 26, 2021, our directors, officers, or beneficial owners of more than 10% of our common stock timely furnished reports on all Forms 3, 4 and 5, except that (i) Squire Junger filed two late Form 4s for two transactions, (ii) Kenneth Anderson filed one late Form 4 for one transaction, (iii) Amy Forrestal filed two late Form 4s for two transactions, (iv) Kenneth Kuick filed a late Form 3 and two late Form 4s for two transactions, (v) Thayer Wiederhorn filed one late Form 4 for one transaction, (vi) Taylor Wiederhorn filed one late Form 4 for one transaction, (vii) Ron Roe filed two late Form 4s for two transactions, (viii) each of Allen Sussman and Robert Rosen filed a late Form 3, and (ix) Fog Cutter Holdings, LLC filed a late Form 3 and one late Form 4 for one transaction.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation for the fiscal years ended December 26, 2021 and December 27, 2020 awarded to, earned by, or paid to our principal executive officer and our other two most highly compensated executive officers. We refer to the individuals included in the Summary Compensation Table as our “named executive officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards (2) ($)	Option Awards (2) ($)	All Other Compensation (3) ($)	Total ($)
Andrew A. Wiederhorn	2021	546,615	1,500,000	—	607,000	221,294	2,874,909
Chief Executive Officer	2020	400,000	—	—	5,548	—	405,548

Robert G. Rosen (1)	2021	395,866	480,000	857,000	607,000	—	2,339,866
EVP, Capital Markets

Kenneth J. Kuick (1)	2021	253,077	200,000	1,040,000	607,000	25,000	2,125,077
Chief Financial Officer

Explanatory Notes:

(1)	Robert G. Rosen was appointed as EVP, Capital Markets in March 2021 and Kenneth J. Kuick was appointed as Chief Financial Officer in May 2021; therefore, Mr. Rosen and Mr. Kuick were not NEOs in 2020.
(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 26, 2021 and December 27, 2020, in accordance with ASC 718 of awards pursuant to the Stock Option Plan. Assumptions used in the calculation of this amount for fiscal year ended December 26, 2021 are included in footnote 16 to the Company’s audited consolidated financial statements for the fiscal year ended December 26, 2021, included in Part IV of its 2021 Annual Report on Form 10-K.
(3)	The amount disclosed for Mr. Wiederhorn reflects the aggregate incremental cost to the Company of providing him with certain personal use of leased aircraft pursuant to his employment agreement. This cost is calculated based on the applicable hourly rate charged to the Company for leased aircraft. The amount disclosed for Mr. Kuick reflects relocation benefits related to his appointment as Chief Financial Officer in May 2021.

Executive Employment Agreements

There are no written employment agreements between the Company and any of its employees, other than Andrew A. Wiederhorn. On November 18, 2021, the Company entered into an Employment Agreement (the “Employment Agreement”) with Andrew A. Wiederhorn, who has served as the Company’s President and Chief Executive Officer since its inception. Pursuant to the Employment Agreement, Mr. Wiederhorn’s term as Chief Executive Officer will continue for a period of three years from July 1, 2021, the effective date of the Employment Agreement, unless earlier terminated as provided in the Employment Agreement, and will be automatically extended for additional terms of successive two year periods unless the Company or Mr. Wiederhorn gives written notice of the termination of his employment at least 180 days prior to the expiration of the then current termination date.

Pursuant to the Employment Agreement, Mr. Wiederhorn’s annual base salary is $750,000, subject to an annual merit-based increases in the sole discretion of the Board of Directors. Mr. Wiederhorn will also be eligible for an annual discretionary bonus in the sole discretion of the Board, with a target annual discretionary Bonus of up to 100% of base salary and a maximum of 300% of base salary for exceptional performance in the sole discretion of the Board. Mr. Wiederhorn’s eligibility to receive a bonus for any particular calendar year is subject to the achievement by him and the Company, as applicable, of personal and Company-wide targets to be established by the Company in the discretion of the Board.

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Pursuant to the Employment Agreement, Mr. Wiederhorn will be eligible to receive awards of equity from time to time in the form of stock options, stock purchase rights and/or restricted stock awards. Such awards will be subject to the achievement by Mr. Wiederhorn and the Company, as applicable, of personal and Company-wide targets to be established by the Company, on such terms and subject to such conditions as the Board shall determine as of the date of any such grant. In the event of a change in control (as defined in the Employment Agreement), Mr. Wiederhorn’s continuous employment is involuntarily terminated without “cause” (as defined in the Employment Agreement), or Mr. Wiederhorn resigns from continuous employment for “good reason” (as defined in the Employment Agreement), and in any case other than as a result of his death or disability, then 100% of the equity awards that are then unvested will become fully vested. In addition, in the event that Mr. Wiederhorn’s employment is terminated by the Company without “cause” or by Mr. Wiederhorn for “good reason”, Mr. Wiederhorn will be entitled to receive severance of 12 months of base salary payable on the Company’s regular payroll schedule.

The Employment Agreement also entitles Mr. Wiederhorn to participate in the benefit plans or programs that the Company may make available to employees and their families from time to time. The Employment Agreement also provides for certain other ancillary benefits, including the reimbursement of all reasonable business expenses and, for security purposes, use at the Company’s expense of private aircraft transportation for all business-related travel. The Company will also bear expenses for Mr. Wiederhorn’s personal use of private aircraft transportation that does not exceed 100 hours of flight time in any calendar year. In addition, Mr. Wiederhorn is entitled to 25 days of paid time off during each twelve-month period of employment.

Outstanding Equity Awards At Fiscal 2021 Year End

The following table summarizes the outstanding equity award holdings of our named executive officers as of December 26, 2021.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price($)	Option Expiration Date
Andrew A. Wiederhorn	15,318	—	—	$11.75	10/19/2027
Chief Executive Officer	15,318	—	—	$5.28	12/10/2028
	—	100,000	—	$11.43	11/16/2031
Robert G. Rosen	—	100,000	—	$11.43	11/16/2031
EVP, Capital Markets

Kenneth J. Kuick	—	100,000	—	$11.43	11/16/2031
Chief Financial Officer

Option Exercises and Stock Vested

None of the named executives acquired shares of the Company’s stock through exercise of options during the fiscal year ended December 26, 2021.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the board of directors. In setting director compensation, the Company considers the significant amount of time that our directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board of Directors.

We pay each non-employee director serving on our Board of Directors $80,000 in annual cash compensation, an additional $40,000 in annual cash compensation for service on Board committees, and an annual equity award of stock options to acquire 30,636 shares of common stock. The stock options issued to directors are awarded under our 2017 Omnibus Equity Incentive Plan. The non-employee director compensation policy may be amended, modified or terminated at any time by our Board of Directors or Compensation Committee.

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At various times upon the quarterly payment dates of the cash component of director compensation, the Board has allowed each independent director to elect to receive his or her cash compensation in the form of common stock of the Company at market value at the time the election is made. Under such arrangement, during fiscal 2021, the independent directors elected to acquire an aggregate of 1,401 shares of common stock in 2021 at a weighted average price per share of $10.70.

The terms of the equity award described above are set forth in the 2017 Omnibus Equity Incentive Plan (the “Plan”). The Plan is a comprehensive incentive compensation plan under which we can grant equity-based and other incentive awards to officers, employees and directors of, and consultants and advisers to, FAT Brands and its subsidiaries. The Plan currently provides for a maximum of 4,000,000 shares available for grant and is administered by the Compensation Committee of the Board of Directors.

The following table sets forth a summary of the compensation we paid or accrued to our non-employee directors for the fiscal year ended December 26, 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Total ($)

Edward H. Rensi	120,000	—	44,000	164,000
Kenneth A. Anderson (2)	30,000	—	14,000	44,000
Amy V. Forrestal (2)	15,000	15,000	14,000	44,000
Squire Junger	120,000	—	44,000	164,000
James Neuhauser	120,000	—	44,000	164,000

Explanatory Notes:

(1)	Reflects the dollar amount of awards pursuant to the Plan recognized for financial statement reporting purposes for the fiscal year ended December 26, 2021. Assumptions used in the calculation of this amount are included in footnote 16 to the Company’s audited consolidated financial statements included in Part IV of the Company’s 2021 Annual Report on Form 10-K. During 2021, the directors were each granted options to purchase 30,636 shares of common stock with an aggregate grant date fair value of $186,000.
(2)	Mr. Anderson and Ms. Forrestal were appointed to the Board of Directors effective as of October 19, 2021.

PRINCIPAL STOCKHOLDERS

Common Stock

The following table sets forth information, as of the record date, with respect to the beneficial ownership of our Class A Common Stock and our Class B Common Stock by:

●	each person known by us to beneficially own more than 5% of our Class A Common Stock or Class B Common Stock;
●	each of our directors;
●	each of our named executive officers; and
●	all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting power (if applicable) or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power (if applicable) or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of the effective date of the disclosure, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o FAT Brands Inc., 9720 Wilshire Blvd., Suite 500, Beverly Hills, California 90212. Each of the stockholders listed below has sole voting power (if applicable) and sole investment power with respect to the shares beneficially owned by such stockholder unless noted otherwise, subject to community property laws where applicable.

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As of the record date, there were issued and outstanding [15,309,222] shares of Class A Common Stock and [1,270,805] shares of Class B Common Stock.

	Class A Common Stock Beneficially Owned			Class B Common Stock Beneficially Owned			Percent of Total Voting
Name of beneficial owner	Number		%	Number	%		Power †
Greater than 5% Stockholders
Fog Cutter Holdings LLC	7,033,297	(1)	45.9%	706,514	55.6%		55.5%
HOT GFG LLC	2,259,594	(2)	14.8%	—	*		*
Geode Capital Holdings LLC	—		*	77,586	6.1	% (3)	6.1%
Gregory Fortunoff and certain persons	1,024,939	(4)	6.6%	—	*		*
Named Executive Officers and Directors
Andrew A. Wiederhorn	7,240,598	(5)	46.7%	710,847	55.9%		55.9%
Robert G. Rosen	133,333	(6)	*	10,000	*		*
Kenneth J. Kuick	133,333	(6)	*	10,000	*		*
Kenneth J. Anderson	176,620	(7)	1.2	16,353	1.3%		1.3%
Lynne L. Collier	10,000		*				*
Amy V. Forrestal	24,113	(7)	*	—	*		*
Squire Junger	206,273	(8)	1.3%	3,000	*		*
James Neuhauser	279,309	(9)	1.8%	8,803	*		*
Edward Rensi	104,814	(10)	*	3,354	*		*
All directors and executive officers as a group (13 persons)	9,110,812	(11)	60.9%	818,650	64.5%		64.4%

†	Represents the voting power with respect to all shares of our Class A Common Stock and Class B Common Stock, voting as a single class, beneficially owned by the holder. Each share of Class A Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to 2,000 votes per share.
*	Represents beneficial ownership of less than 1% of the class.
(1)	Includes warrants to purchase 19,148 shares of Class A Common Stock. The sole manager of Fog Cutter Holdings, LLC is Andrew Wiederhorn, and its address is 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212
(2)	Based on a Schedule 13G filed on March 8, 2022 jointly by HOT GFG LLC and Ms. Rachel Serruya. Ms. Serruya is the sole Director and President of HOT GFG LLC, and may be deemed to have voting and investment power over these shares. Ms. Serruya disclaims beneficial ownership of such securities except to the extent of her indirect pecuniary interest therein, if any. The address provided by HOT GFG LLC is 210 Shields Court, Markham, Ontario, Canada L3R8V2.
(3)	Based on a Schedule 13G filed on February 9, 2022 jointly by Geode Capital Holdings LLC and Geode Capital Management, LLC. The address provided by Geode is 100 Summer Street, 12th Floor, Boston, MA 02110.
(4)	Includes warrants to purchase 158,000 shares of Class A Common Stock. Based in part on a Schedule 13D/A filed on August 25, 2022 by Gregory Fortunoff, with an address at 49 West 37th Street, New York, NY 10018. Mr. Fortunoff expressly disclaims beneficial ownership for all purposes of the shares beneficially owned by other persons.
(5)	Includes shares and warrants held by Fog Cutter Holdings, LLC. Mr. Wiederhorn shares voting and dispositive power over such shares and warrants but disclaims beneficial ownership except to the extent of his pecuniary interest therein. Mr. Wiederhorn beneficially holds directly 207,301 shares of Class A Common Stock, comprised of 23,332 shares of Class A Common Stock, options to purchase an additional 63,969 shares of Class A Common Stock that have vested or will vest within 60 days of the effective date of the disclosure, and warrants that are exercisable for an additional 120,000 shares of Class A Common Stock, including warrants for 100,000 shares owned by Mr. Wiederhorn’s spouse, to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein. Does not include unvested options to purchase an additional 100,000 shares of Class A Common Stock.
(6)	Includes options to purchase 33,333 shares of Class A Common Stock that have vested or will vest within 60 days of the effective date of the disclosure. Does not include unvested options to purchase an additional 66,667 shares of Class A Common Stock.
(7)	Includes options to purchase 10,212 shares of Class A Common Stock that have vested or will vest within 60 days of the effective date of the disclosure. Does not include unvested options to purchase an additional 51,060 shares of Class A Common Stock.

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(8)	Includes options to purchase 61,272 shares of Class A Common Stock that have vested or will vest within 60 days of the effective date of the disclosure. Does not include unvested options to purchase an additional 66,378 shares of Class A Common Stock. Includes warrants to purchase 25,000 shares of Class A Common Stock.
(9)	Includes options to purchase 61,272 shares of Class A Common Stock that have vested or will vest within 60 days of the effective date of the disclosure. Does not include unvested options to purchase an additional 45,954 shares of Class A Common Stock. Includes warrants to purchase 20,000 shares of Class A Common Stock
(10)	Includes options to purchase 61,272 shares of Class A Common Stock that have vested or will vest within 60 days of the effective date of the disclosure. Does not include unvested options to purchase an additional 66,378 shares of Class A Common Stock.
(11)	Includes aggregate options to purchase 557,418 shares of Class A Common Stock that have vested or will vest within 60 days of the effective date of the disclosure. Does not include aggregate unvested options to purchase an additional 711,468 shares of Class A Common Stock. Includes warrants to purchase 184,148 shares of Class A Common Stock, 100,000 of which are owned by Mr. Wiederhorn’s spouse, to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein.

Preferred Stock

The following table sets forth information, as of the record date with respect to the beneficial ownership of our non-voting Series B Cumulative Preferred Stock (the “Series B Preferred Stock”) by each of our directors, each of our named executive officers, and all of our executive officers and directors as a group. As of the record date, there were issued and outstanding [9,158,109] shares of Series B Preferred Stock.

	Series B Preferred Stock Beneficially Owned
Name of beneficial owner	Shares	%
Named Executive Officers and Directors
Andrew A. Wiederhorn	980	*
Robert G. Rosen	232	*
Kenneth J. Kuick	2,000	*
Kenneth J. Anderson	11,681	*
Lynne L. Collier	—	*
Amy V. Forrestal	—	*
Squire Junger	25,000	*
James Neuhauser	—	*
Edward Rensi	7,781	*
All directors and executive officers as a group (13 persons)	51,169	*

*	Represents beneficial ownership of less than 1% of the class.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Reportable Related Person Transactions

Other than the transactions described below, since the beginning of our 2020 fiscal year, which began on December 30, 2019, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

●	in which the amount involved exceeds $120,000; and
●	in which any director, executive officer, stockholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Merger with Fog Cutter Capital Group Inc. – On December 10, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Fog Cutter Capital Group Inc. (“FCCG”), Fog Cutter Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), and Fog Cutter Holdings, LLC, a Delaware limited liability company (“Holdings”). At the time of the Merger Agreement, FCCG owned approximately 81.5% of our outstanding common stock. Pursuant to the Merger Agreement, FCCG agreed to merge with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of the Company (the “Merger”). Upon closing of the Merger, the former stockholders of FCCG became direct stockholders of the Company who held, in the aggregate, 9,679,288 shares of the Company’s common stock (the same number of shares of common stock held by FCCG immediately prior to the Merger) and received certain limited registration rights with respect to the shares received in the Merger. As a result of the Merger, FCCG’s wholly owned subsidiaries, Homestyle Dining, LLC, Fog Cap Development LLC, Fog Cap Acceptance Inc. and BC Canyon LLC, became indirect wholly owned subsidiaries of the Company. In connection with the Merger, the Company declared a special stock dividend (the “Special Dividend”) payable to holders of our Common Stock, other than FCCG, on the record date consisting of 0.2319998077 shares of Series B Preferred Stock for each outstanding share of Common Stock held by such stockholders, with the value of any fractional shares of Series B Preferred Stock to be paid in cash. FCCG did not receive any portion of the Special Dividend, which had a record date of December 21, 2020 and payment date of December 23, 2020. The Special Dividend was intended to reflect consideration for the potential financial impact of the Merger on the common stockholders other than FCCG, including the assumption of certain debts and obligations of FCCG by the Company by virtue of the Merger.

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Issuance of Series B Preferred Stock – In connection with our public offering of Series B Preferred Stock, on July 13, 2020 we exchanged 15,000 shares of Series A Fixed Rate Cumulative Preferred Stock (“Series A Preferred Stock”) then held by FCCG at face value ($100.00 per share) for 60,000 shares of Series B Preferred Stock, and exchanged $361,224 in accrued dividends due to FCCG under the Series A Preferred Stock for an additional 14,449 shares of Series B Preferred Stock.

Tax Sharing Agreement – Effective upon our initial public offering in October 2017, we entered into a Tax Sharing Agreement with FCCG that provides that FCCG would, to the extent permitted by applicable law, file consolidated federal and state income tax returns with the Company and its subsidiaries. Under the Tax Sharing Agreement, the Company would pay FCCG the amount that its current tax liability would have been had it filed a separate return. During the fiscal year ended December 27, 2020, the Company recorded a receivable from FCCG in the amount of $158,000 under the Tax Sharing Agreement, which was added to the intercompany receivable. The Tax Sharing Agreement was terminated upon our Merger with FCCG in December 2020.

Due From Affiliates – On April 24, 2020, we entered into an Intercompany Revolving Credit Agreement with FCCG (the “Intercompany Agreement”). The Company had previously extended credit to FCCG pursuant to an Intercompany Promissory Note (the “Original Note”), dated October 20, 2017, with an initial principal balance of $11,906,000. Subsequent to the issuance of the Original Note, the Company and certain of its direct or indirect subsidiaries made additional intercompany advances. Pursuant to the Intercompany Agreement, the revolving credit facility was subject to an interest at a rate of 10% per annum, had a five-year term with no prepayment penalties, and had a maximum capacity of $35,000,000. All additional borrowings under the Intercompany Agreement were subject to the approval of the Board of Directors, in advance, on a quarterly basis and were subject to other conditions as set forth by the Company. The initial balance under the Intercompany Agreement totaled $21,067,000 including the balance of the Original Note, borrowings subsequent to the Original Note, accrued and unpaid interest income, and other adjustments through December 29, 2019. The Intercompany Agreement was terminated and intercompany balances were eliminated in consolidation upon our Merger with FCCG in December 2020.

Family Relationships

The following family members of Andrew Wiederhorn are employed by the Company in the capacities indicated below:

●	Thayer Wiederhorn, son of Andrew Wiederhorn, serves as Chief Operating Officer of the Company. During fiscal 2021, Thayer Wiederhorn received total cash compensation from the Company of approximately $1,080,000, participated in the general welfare and benefit plans of the Company and vested in stock options to purchase zero shares of the Company’s common stock granted in previous years. Andrew Wiederhorn does not have a material interest in Thayer Wiederhorn’s employment, nor do they share a household.

●	Taylor Wiederhorn, son of Andrew Wiederhorn, serves as Chief Development Officer of the Company. During fiscal 2021, Taylor Wiederhorn received total cash compensation from the Company of approximately $960,000, participated in the general welfare and benefit plans of the Company and vested in stock options to purchase zero shares of the Company’s common stock granted in previous years. Andrew Wiederhorn does not have a material interest in Taylor Wiederhorn’s employment, nor do they share a household.

●	Mason Wiederhorn, son of Andrew Wiederhorn, serves as Creative Director of the Company. During fiscal 2021, Mason Wiederhorn received total cash compensation from the Company of approximately $740,000, participated in the general welfare and benefit plans of the Company and vested in stock options to purchase zero shares of the Company’s common stock granted in previous years. Andrew Wiederhorn does not have a material interest in Mason Wiederhorn’s employment, nor do they share a household.

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OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares according to their best judgment.

2021 ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ending December 26, 2021 (the “Annual Report”) was filed with the SEC on March 23, 2022. A copy of the Annual Report is available free of charge online at http://ir.fatbrands.com/financial-information/annual-reports, or from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report, free of charge, by sending a written request to FAT Brands Inc., 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212, Attention: Corporate Secretary. The Annual Report and any information contained on or accessed through our website is not incorporated by reference into this Proxy Statement and is not considered proxy solicitation material.

STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

Under SEC Rule 14a-8, any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2023 Annual Meeting of Stockholders must provide the Company with a written copy of that proposal by no later than 120 days before the first anniversary of the date of this proxy statement, or [ ● ], 2023, and meet the other requirements of the SEC in effect at that time. However, if the date of our 2023 Annual Meeting changes by more than 30 days from the anniversary of the date on which our 2022 Annual Meeting of Stockholders is held, then the deadline would be a reasonable time before we begin to print and mail our proxy materials for our 2023 Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Securities Exchange Act of 1934, and the rules of the SEC thereunder and other laws and regulations to which interested stockholders should refer. The Secretary of the Company must receive timely stockholder proposals or nominations in writing at the principal executive offices of the Company at FAT Brands Inc., 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212, Attention: Corporate Secretary.

Stockholders wishing to make a director nomination or bring a proposal to be considered at the 2023 Annual Meeting of Stockholders (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company indicated above not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the 2022 Annual Meeting of Stockholders, or between August 22, 2023 and September 21, 2023, provided that if the date of the 2023 Annual Meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the 2022 Annual Meeting, or if no Annual Meeting is held in 2022, notice must be delivered not earlier than one hundred and twenty (120) days prior to the 2023 Annual Meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the 2023 Annual Meeting and the tenth (10th) day following the day on which public announcement of the date of the 2023 Annual Meeting is first made. Any matter so submitted must also comply with the other provisions of the Company’s Amended and Restated Bylaws and be submitted in writing to the Secretary at the corporate offices of the Company indicated above.

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Appendix A

CERTIFICATE OF AMENDMENT

OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF FAT BRANDS INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

FAT Brands Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The Second Amended and Restated Certificate of Incorporation is hereby amended by deleting Section 5.02 of Article V, and inserting the following in lieu thereof:

“Section 5.02 Terms of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding to elect directors, at each annual meeting of stockholders commencing with the 2022 Annual Meeting of Stockholders, all directors shall be elected for a one year term expiring at the next annual meeting of stockholders and the board shall not be classified.”

2. The Second Amended and Restated Certificate of Incorporation is hereby amended by deleting Section 5.04 of Article V, and inserting the following in lieu thereof:

“Section 5.04 Removal. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, a director may be removed from office by the stockholders of the Corporation with or without cause.”

3. The Second Amended and Restated Certificate of Incorporation is hereby amended by deleting Section 5.05 of Article V, and inserting the following in lieu thereof:

“Section 5.05 Vacancies and Newly Created Directorships. Subject to the rights and preferences of holders of any series of outstanding Preferred Stock with respect to the election of directors, vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the number of directors shall, unless otherwise provided by law, be filled solely by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, and shall not be filled by any other person or persons, including stockholders. Any director so elected shall hold office until the next annual meeting of stockholders and until such persons’ successor shall be duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.”

4. The foregoing amendments were duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation on this [●] day of [●].

FAT BRANDS INC.

By:
Name:
Title:

A-1

Appendix B

AMENDMENT TO THE

FAT BRANDS INC.

2017 OMNIBUS EQUITY INCENTIVE PLAN

July 26, 2022

WHEREAS, the Board of Directors of FAT Brands Inc. (the “Company”) has heretofore established the FAT Brands Inc. 2017 Omnibus Equity Incentive Plan (the “Plan”);

WHEREAS, the Board of Directors desires to amend the Plan to increase the maximum number of shares of Class A common stock of the Company available for grants of “Awards” (as defined under the Plan) thereunder from 4,000,000 to 5,000,000, all of which are to be available as grants as Incentive Stock Options; and

WHEREAS, Article XVII of the Plan authorizes the Board of Directors to amend the Plan to increase the number of shares available for issuance under the Plan, subject to approval by a majority of the votes cast at a meeting of the Company’s stockholders at which a quorum is present.

NOW, THEREFORE, subject to approval of the Company’s stockholders, effective as of the date hereof, the Plan is hereby amended as follows:

Section 5.1(a) of the Plan is hereby amended in its entirety to read as follows:

“(a) Share Reserve. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. The maximum aggregate number of Shares which may be issued pursuant to all Awards may not exceed Five Million (5,000,000) (subject to adjustment in the same manner provided in Article XV with respect to Shares subject to Awards then outstanding) (the “Share Reserve”).”

IN WITNESS WHEREOF, the undersigned has executed this Amendment as evidence of its adoption by the Board of Directors of the Company on the date set forth above.

FAT BRANDS INC.

By:	/s/ Allen Sussman
Name:	Allen Sussman
Title:	Secretary
Date:	July 26, 2022

B-1